Exhibit 10(g)

                           LUBY'S CAFETERIAS, INC.
                    INCENTIVE BONUS PLAN FOR FISCAL 1998

     1. Purpose. The Incentive Bonus Plan for Fiscal 1998 (the "Plan") of Luby's Cafeterias, Inc. (the "Company') is intended to provide (i) additional incentives for Participants to improve their job performance, (ii) encouragement for outstanding employees to become officers, and to help retain and attract highly talented executives.

     2. Participants. Participants include the Executive Vice President, Senior Vice Presidents, Vice Presidents, Assistant Vice Presidents, and Assistant Secretary.

     3. Cash Bonus Pool. The Company shall establish a Cash Bonus Pool based upon the sum of target award percentages multiplied by each Participant's salary. The target award percentages have been set for each level of Participants by the Compensation Committee.

     4. Performance Goals. At the recommendation of the Chief Executive Officer, the Compensation Committee of the Board of Directors has approved certain Strategic Objectives and a threshold earnings goal for the Company for fiscal 1998. If the threshold earnings goal is met or exceeded, the Compensation Committee will then evaluate the performance of the Company in achieving the Strategic Objectives and determine what portion of the Cash Bonus Pool will be approved for awards.

     5. Job Performance Evaluations. At the end of each fiscal year, the management of the Company shall review the job performance of each Participant during the fiscal year and shall evaluate his or her performance based upon the achievement of goals and objectives established during the course of the year. In addition, each Participant will be evaluated on the basis of general job performance criteria. Such criteria shall include all aspects of job performance, such as attitude, responsiveness, resourcefulness, initiative, and ability to communicate effectively with others.

     6. Cash Bonuses. Upon completion of the Job Performance Evaluations of all Participants at the end of the fiscal year, the management of the Company shall allocate the approved Cash Bonus Pool among the Participants based upon the performance evaluations. The Company's evaluation of each Participant's job performance and the Company's determination of the amount to be awarded to each Participant out of the Cash Bonus Pool shall be final and conclusive and shall be binding upon all Participants in the Plan. The amount awarded to each Participant out of the Cash Bonus Pool shall be in addition to his or her base salary and other benefits.

     7. Withholding Tax. The Company shall have the right to deduct from all payments made under the Plan any taxes required by law to be withheld with respect to such payments.

     8. Interpretation of the Plan. Any disagreement or dispute with respect to the interpretation or application of the Plan shall be resolved by the Executive Committee of the Board of Directors of the Company. The decision of the Executive Committee with respect to any such matter shall be final and conclusive and shall be binding upon all participants in the Plan.

     9. Amendment and Discontinuance of the Plan. The Plan may be discontinued or amended by the Board of Directors of the Company at any time. No participant shall be entitled to receive a bonus under the Plan until such time as the bonus has been awarded in accordance with the Plan.
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                                                                 Exhibit 10(o)

                      AMENDMENT TO LUBY'S CAFETERIAS, INC.
                NONEMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN

     On March 19, 1998, the Board of Directors of Luby's Cafeterias, Inc. duly adopted the following resolution:

     RESOLVED: That the Luby's Cafeterias, Inc. Nonemployee Director Deferred Compensation Plan is hereby amended by adding thereto a new Section 12 reading as follows:

          12.Transfers

          At any time during the period from April 1, 1998 through May 31, 1998, any Nonemployee Director may deliver to the Company a written notification that he or she elects to transfer to the Luby's Cafeterias, Inc. Nonemployee Director Phantom Stock Plan (the "Phantom Stock Plan") the entire balance of his or her deferred compensation account established under this Plan. In the event of such notification to the Company, the entire balance of the account of the notifying Nonemployee Director under this Plan as of the date of receipt by the Company of said notification shall be transferred to and credited to the account of such Nonemployee Director under the Phantom Stock Plan.
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                                                                 Exhibit 10(u)


                      AMENDMENT TO SUPPLEMENTAL EXECUTIVE
                           RETIREMENT PLAN (SERP) OF
                           LUBY'S CAFETERIAS, INC.

     On January 9, 1998, the Board of Directors of Luby's Cafeterias, Inc. duly adopted the following resolution:

     RESOLVED:  That Section 1.9 of the Supplemental Executive Retirement Plan
     (SERP) of Luby's Cafeterias, Inc. is hereby amended, effective as of January 1, 1998, to read as follows:

          1.9  "Compensation" means only the regular annual base salary payable to a Participant during the Plan Year, as well as all bonuses paid to the Participant during the Plan Year (whether discretionary, formula or contractual). No other forms of remuneration shall be included as Compensation.
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                                                                Exhibit 10(aa)

                          LUBY'S CAFETERIAS, INC.
                 NONEMPLOYEE DIRECTOR PHANTOM STOCK PLAN

     1. Purpose and Effectiveness. The purpose of the Luby's Cafeterias, Inc. Nonemployee Director Phantom Stock Plan (the "Plan") is to provide for the payment to Nonemployee Directors of Luby's Cafeterias, Inc. (the "Company") of all or a portion of their director retainer fees in the form of shares of phantom stock ("Phantom Shares") in order to align further the interests of the directors with those of the shareholders of the Company and thereby to promote the long-term growth and performance of the Company. The Plan shall be effective on April 1, 1998 (the "Effective Date").

     2. Participants. Participants shall be directors of the Company who are not employed by the Company or a subsidiary of the Company or any other business entity in which the Company, directly or indirectly, owns 50% or more of the capital or profit interest (the "Nonemployee Directors"). A Nonemployee Director may become a participant by electing to defer all or a portion of his or her director retainer fees ("Retainer Fees") as provided in the Plan.

     3. Deferral of Retainer Fees. By written notice to the Treasurer of the Company, a Nonemployee Director may elect to defer all or a portion of his or her Retainer Fees. Such notice must be received by the Treasurer, or postmarked, not later than (i) March 31, 1998, for the period April 1 through December 31, 1998 ("first Plan year") and (ii) December 31 preceding the beginning of any subsequent calendar year. Deferral elections made under the Plan with respect to the first Plan year or any subsequent calendar year will be final and, upon commencement of such year, cannot be amended or revoked in respect of Retainer Fees for director services rendered during such year.

     4. Participants' Accounts. Retainer Fees deferred by a Participant pursuant to the Plan shall be credited to a Phantom Share account ("Account") maintained on the books of the Company for such Participant. Deferred Retainer Fees shall be credited to a Participant's Account on the date such Retainer Fees would otherwise have been paid.

     5. Phantom Shares. Dollar amounts to be credited to an Account shall be credited in the form of Phantom Shares. The number of Phantom Shares credited shall be determined in each instance by dividing the dollar credit by an amount equal to the closing price of a share of the Company's common stock ("Common Stock") as reported by the composite tape of the New York Stock Exchange (or other reporting system selected by the Board of Directors of the Company) on the relevant date; or, if no sale of Common Stock is reported for such date, the next following day for which there is a reported sale. Phantom Shares shall be credited in whole shares and in fractional shares to the nearest thousandth of a share.

     6. Dividend Equivalents. On each date when a cash dividend is paid by the Company on the Common Stock, the Account of each Participant shall be credited with a dollar amount equal to such dividend on one share of Common Stock multiplied by the number of Phantom Shares in the Account at the close of business on the dividend record date, which credit shall be converted into additional Phantom Shares in the manner described in Section 5 hereof.

     7. Adjustments. In the event the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or another corporation, through reorganization, merger, consolidation, liquidation, recapitalization, stock split-up, combination of shares, or dividend payable in Common Stock, appropriate adjustment in the number and kind of Phantom Shares credited to the Account of each Participant shall be made so as to provide, as nearly as practicable, an equivalent interest in the Account. No such adjustment shall be made in any Account after the Termination Date applicable to that Account.

     8. Termination of Directorship. When a Nonemployee Director ceases to be a director of the Company on account of resignation, retirement, death, disability, removal, or any other circumstance, his or her last day of service shall constitute the "Termination Date" for purposes of the Plan. No credits of Phantom Shares shall be made to the Account of a Participant after his or her Termination Date.

     9. Designation of Beneficiary. A Participant may designate a beneficiary ("Beneficiary") to whom the Participant's benefits under the Plan shall be distributed in the event of death of the Participant prior to settlement of his or her Account. If there is no designated Beneficiary, or no designated Beneficiary surviving at a Participant's death, his or her benefits under the Plan shall be distributed to his or her estate. A Participant's Beneficiary designation must be in writing on a form prescribed by the Company and must be delivered to the Company prior to the Termination Date.

    10. Payment of Accounts. When a Participant ceases to be a director of the Company, the Phantom Shares in his or her Account shall be converted on his or her Termination Date into an equivalent number of shares of Common Stock (with any fractional share being rounded up to a whole share). As soon as practicable after the Termination Date, the Company shall issue and deliver to such Participant, or his or her Beneficiary, a certificate for the number of shares of Common Stock determined in accordance with this Section 10.

    11. Total Shares. The number of shares of Common Stock which may be issued in satisfaction of Phantom Shares pursuant to the Plan shall not exceed 100,000 shares, unless increased by the Board of Directors in an amendment to the Plan.

    12. Listing and Registration. The Company, in its discretion, may postpone the issuance and delivery of shares of Common Stock until completion of such stock exchange listing, or registration, or other qualification of such shares, under any federal or state law, rule, or regulation, as the Company may consider appropriate. The Company may require the recipient of such shares to make such representations and to furnish such information as the Company may consider appropriate in connection with the issuance of such shares in compliance with applicable law.

    13. Payment of Taxes. It shall be a condition to the Company's obligation to issue shares of Common Stock pursuant to the Plan that each Participant or his or her Beneficiary shall pay, or make provision satisfactory to the Company for payment of, any federal or state taxes which the Company may be obligated to withhold or collect with respect to the issuance of such shares.

    14. Shareholder Rights. No Participant shall have any rights as an owner or holder of Common Stock by virtue of his or her Account or by virtue of his or her ownership of phantom shares. No such rights shall exist or be deemed to be created until such time as the Phantom Shares in the Account are converted into shares of Common Stock pursuant to Section 10 hereof.

    15. No Right to Continued Service. Nothing contained in the Plan shall be deemed to confer upon any Nonemployee Director the right to continue to serve as a director of the Company or the right to be renominated or reelected as such.

    16. Assignment. No right or interest of any Participant or his or her Beneficiary (or any person claiming through or under either of them) in such Participant's Account or any distribution or benefit under the Plan shall be assignable or transferrable in any manner or be subject to alienation, anticipation, sale, pledge, encumbrance, or other legal process or in any manner liable for or subject to the debts or liabilities of such Participant.

    17. Unfunded Plan. The Plan and the rights of Participants to receive benefits under the Plan shall be unfunded and shall not create or be construed to create a trust or other fiduciary obligation of the Company. All rights of Participants to receive benefits under the Plan shall constitute unsecured claims against the general assets of the Company.

    18. Tax Consequences. The Plan is intended to be treated as an unfunded deferred compensation plan under the Internal Revenue Code so that amounts by which Participants elect to have their compensation reduced pursuant to the Plan shall not be included in their gross income until such time as the amounts credited to their Accounts are distributed to them or their Beneficiaries in the form of shares of Common Stock.

    19. Successors and Heirs. The Plan and all properly executed elections and designations made by any Participant shall be binding upon the Company and each Participant, and upon any successor in interest or assignee of the Company, and upon the Beneficiary, heirs and legal representatives of each Participant.

    20. Administration and Interpretation. The Plan shall be administered by the Board of Directors of the Company. The decision of the Board of Directors on any matter concerning the administration or interpretation of the Plan shall be final, conclusive and binding upon all Participants and their Beneficiaries, heirs and legal representatives. The Board of Directors shall have no liability for any action taken in good faith with respect to the Plan.

    21. Expenses. All costs and expenses incurred in the operation and administration of the Plan shall be borne by the Company.

    22. Amendment or Termination of the Plan. The Plan may be amended, from time to time, or terminated, at any time, by the Board of Directors; provided, however, that no amendment or termination shall adversely affect the Account of any Participant without his or her consent.

    23. Term of the Plan. The Plan shall continue in effect from the Effective Date until terminated by the Board of Directors or until the maximum number of shares of Common Stock issuable under the Plan have been issued.

    24. Governing Law. The Plan shall be governed by, construed under, and enforced in accordance with the laws of Delaware and, where applicable, the laws of the United States.

    25. Transfers. At any time during the period from the Effective Date through May 31, 1998, a Nonemployee Director who has previously elected to defer director's fees pursuant to the Luby's Cafeterias, Inc. Nonemployee Director Deferred Compensation Plan (the "1995 Plan") may deliver to the Company a written notification that such Nonemployee Director elects to transfer to this Plan the entire balance of his or her deferred compensation account established under the 1995 Plan, to be credited to his or her Account under this Plan in the form of Phantom Shares. In the event of such notification to the Company, the Account of the notifying Nonemployee Director under this Plan shall be credited with the transferred amount as of the date of receipt by the Company of said notification, which credit shall be in the form of Phantom Shares determined in accordance with the provisions of Section 5 hereof.